Exhibit 99.1

BERKSHIRE  INCOME  REALTY  ANNOUNCES   PREFERRED   DIVIDEND  AND  FIRST  QUARTER
PREDECESSOR RESULTS

BOSTON, MASSACHUSETTS - - May 15, 2003 - - On May 15, 2003 Berkshire Income Realty, Inc. (BIR.PR.A) paid a regular dividend of $.2563 per share on its 9% Series A Cumulative Redeemable Preferred Stock. The regular quarterly dividend payable on the Series A Preferred Stock is $.5625 per share. This dividend is equivalent to an annualized rate of $2.25 per share. The dividend paid on May 15, 2003 was a prorated amount, reflecting the dividend amount accruing from the issue date of the Series A Preferred Stock. The dividend on the Series A Preferred Stock was paid to shareholders of record on May 10, 2003.

Berkshire Income Realty today reported the results for the quarter ended March 31, 2003 of Berkshire Income Realty Predecessor Group, which for accounting purposes is deemed to be the predecessor of Berkshire Income Realty. Berkshire Income Realty commenced substantial operations on April 4, 2003, and is in the business of acquiring, owning and operating multi-family residential properties.

Total revenues for the quarter ended March 31, 2003 were $6.3 million compared to $6.2 million in the same period of 2002.

For the quarter ended March 31, 2003, Berkshire Income Realty Predecessor Group reported net income of $529 thousand. For the comparable period in 2002, net income was $1.2 million. In April and July of 2002, the Berkshire Income Realty Predecessor Group refinanced four of its five properties. The refinancing resulted in an increase in mortgage indebtedness of approximately $29 million. Management determined at that time that fixed rate financing was available at attractive rates and elected to refinance its variable rate debt with fixed rate debt. As a result of these refinancings, the weighted average interest rate on the mortgage debt increased from a variable rate of approximately 3.00%, the weighted average variable interest rate at March 31, 2002, to a fixed rate of approximately 6.00%, the weighted average fixed interest rate at March 31, 2003.

Further information regarding the results of Berkshire Income Realty Predecessor Group for the quarter ended March 31, 2003 can be found in Berkshire Income Realty, Inc.'s Form 10-Q for the quarter ended March 31, 2003, which is being filed today with the Securities and Exchange Commission and will be available on the SEC's website at www.sec.gov.

Forward-Looking Statements

With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts ("REITs"), availability of capital, interest rates and interest rate spreads, changes in generally accepted accounting principles and policies and guidelines applicable to REITs, those set forth in
Part I, Item 1A. "Risk Factors" of the Company's Form 10-K and other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update such information.




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                          BERKSHIRE INCOME REALTY, INC.


                                  BALANCE SHEET


                                     ASSETS


                                                     March 31,     December 31,
                                                       2003           2002
                                                    (Unaudited)    (Unaudited)
                                                  --------------  --------------

Assets:


 Cash ------------------------------------------- $          100  $          100
                                                  --------------  --------------


     Total assets-------------------------------- $          100  $          100
                                                  ==============  ==============


LIABILITIES AND STOCKHOLDER'S EQUITY


Liabilities: ------------------------------------ $            -  $            -


Stockholder's Equity:


 Preferred stock, liquidation preference $25.00
  per share, 5,000,000 shares
  authorized, 0 shares issued and outstanding ---              -               -


 Class A common stock, $.01 par value, 5,000,000
  shares authorized, 0 shares
  issued and outstanding ------------------------              -               -


 Class B common stock, $.01 par value, 5,000,000
  shares authorized, 100 shares
  issued and outstanding ------------------------              1               1


 Additional paid in capital----------------------             99              99
                                                  --------------  --------------


     Total liabilities and stockholder's equity - $          100  $          100
                                                 ===============  ==============





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                    BERKSHIRE INCOME REALTY PREDECESSOR GROUP

                             COMBINED BALANCE SHEETS


                                                     March 31,     December 31,
                                                       2003           2002
                                                   (Unaudited)     (Unaudited)
                                                  --------------  --------------
                                                          (In Thousands)

                      ASSETS


Multi-family apartment communities, net of
 accumulated depreciation of $89,314 and $88,003,
 respectively                                     $      84,169   $      85,157

Cash and cash equivalents                                 6,478           4,766

Cash restricted for tenant security deposits                777             776

Replacement reserve escrow                                  387             291

Prepaid expenses and other assets                         2,408           3,410

Deferred expenses, net of accumulated amortization
 of $203 and $155, respectively                             984           1,032
                                                  --------------  --------------

         Total assets                             $      95,203   $      95,432
                                                  ==============  ==============


         LIABILITIES AND OWNERS' DEFICIT

Liabilities:

Mortgage notes payable                            $     105,475   $     105,828

Accrued expenses and other liabilities                    1,206           1,643

Tenant security deposits                                    871             839
                                                  --------------  --------------

         Total liabilities                              107,552         108,310


Owners' deficit                                         (12,349)        (12,878)
                                                  --------------  --------------


         Total liabilities and owners' deficit    $      95,203   $      95,432
                                                  ==============  ==============





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                    BERKSHIRE INCOME REALTY PREDECESSOR GROUP

                        COMBINED STATEMENTS OF OPERATIONS

                            (Unaudited, In Thousands)

                                                        For the Three Months
                                                           Ended March 31,
                                                  ------------------------------
                                                       2003            2002
                                                  --------------  --------------

Revenue:

         Rental                                   $        5,962  $       5,796

         Interest                                             32             24

         Utility reimbursement                               104            155

         Other                                               205            188
                                                  --------------  --------------

         Total revenue                                     6,303          6,163


Expenses:

         Operating                                         1,474          1,415

         Maintenance                                         429            382

         Real estate taxes                                   452            430

         General and administrative                          130            172

         Management fees                                     412            420

         Depreciation                                      1,311          1,300

         Interest                                          1,566            776
                                                  --------------  --------------


         Total expenses                                    5,774          4,895


Income before minority interest                              529          1,268


Minority interest                                              -            (54)
                                                  --------------  --------------


Net income                                        $          529  $       1,214
                                                  ==============  ==============


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Contact Information:
     Berkshire Income Realty, Inc.
     One Beacon Street, Suite 1500
     Boston, Massachusetts  02108

     Attention: Phil Darby
     Telephone: 1-617-574-8374
     E-mail: phil.darby@berkshire-group.com
     Facsimile: 1-617-423-8919



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